ALEXION

Alexion to Acquire Portola

Conference Call

May 5, 2020

AGENDA

INTRODUCTION	Chris Stevo, Head of Investor Relations
OVERVIEW	Ludwig Hantson, Ph.D., Chief Executive Officer
FINANCIALS & VALUE PROPOSITION	Aradhana Sarin, M.D., Chief Financial Officer
COMMERCIAL STRATEGY	Brian Goff, Chief Commercial & Global Operations Officer
CLOSING REMARKS	Ludwig Hantson, Ph.D., Chief Executive Officer
Q&A	All Participants

Certain statements made in this presentation, including any statements as to future results of operations and financial projections, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, among other things, statements related to: the proposed acquisition of Portola by Alexion; Alexion's ability to create value for patients and shareholders from the acquisition of Portola and Alexion's ability to increase sales and access to Portola's commercial product and advance its pipeline; Alexion's ability to increase penetration in ANDEXXA's eligible patient population and leverage its capabilities to maximize the value of ANDEXXA, including through realizing synergies, growing the Factor Xa inhibitor market and expanding ANDEXXA's current label; therapeutic benefits of Portola's products, including the ability of ANDEXXA to address unmet need in Factor Xa patients and become the standard of care; Alexion's ability to leverage its existing presence in hospital settings to enhance a growing critical care business; ANDEXXA's ability to positively impact patients with life-threatening or uncontrolled bleeding; the overlap and synergies between Alexion's aHUS and NMOSD critical call points and ANDEXXA's targets and the ability of Alexion's targets to increase access for ANDEXXA; Alexion's growing relationship with neuro health care providers; Alexion's ability to take advantage of the promising opportunities to strengthen ANDEXXA's profile, maximize value and unlock growth, including aligning stakeholders, making a clear health economic value proposition, executing on contracting, access and protocol/EMR integration, reinforcing clinical messages and identifying KOL champions; Alexion's ability to turnaround sales for ANDEXXA during the COVID-19 pandemic and through virtual settings, including by performing the activities necessary to expand the foundation, enable access, secure approval and pull through sales at hospital accounts and on the timelines set forth in the forth in the presentation; and the anticipated closing date of the acquisition. Forward-looking statements are based on management's current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Portola by Alexion may not be completed; the possibility that competing offers or acquisition proposals for Portola will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Portola common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Alexion's or Portola's business may experience significant disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the anticipated benefits of ANDEXXA not being realized (including expansion of the number of patients using the therapy); the phase 4 study regarding ANDEXXA does not meet its designated endpoints and/or is not deemed safe and effective by the FDA or other regulatory agencies (and commercial sales are prohibited or limited); future clinical trials of Portola products not proving that the therapies are safe and effective to the level required by regulators; anticipated ANDEXXA sales targets are not satisfied; ANDEXXA does not gain acceptance among physicians, payers and patients; potential future competition by other Factor Xa inhibitor reversal agents; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Portola's products; delays or failure of product candidates or label extension of existing products to obtain regulatory approval ; delays or the inability to launch product candidates (including products with label extensions) due to regulatory restrictions; unanticipated expenses; interruptions or failures in the manufacture and supply of products and product candidates; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reporting processes; the impact of the COVID-19 pandemic on Alexion's and Portola's business operations, including sales, clinical trials, operations and supply chain; and a variety of other risks set forth from time to time in Alexion's filings with the SEC, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the year ended December 31, 2019 and in our other filings with the SEC. Alexion disclaims any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

The tender offer for the outstanding common stock of Portola has not been commenced. This presentation is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Portola common stock. The solicitation and offer to buy Portola common stock will only be made pursuant to an Offer to Purchase and related materials. At the time the tender offer is commenced, Alexion and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO with the United States Securities and Exchange Commission (the "SEC") and thereafter, Portola will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Investors and security holders are urged to read these materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully when they become available since they will contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Alexion and Portola with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Alexion and its acquisition subsidiary file with the SEC will be made available to all investors and security holders of Portola free of charge from the information agent for the tender offer. Investors and security holders may also obtain free copies of the Solicitation/Recommendation Statement and other documents filed with the SEC by Portola at www.portola.com.

Overview

Ludwig Hantson, Ph.D.
Chief Executive Officer

Portola Overview

- **Commercial-stage biopharmaceutical company based in South San Francisco, California**
- **Hematology focused with ANDEXXA / ONDEXXYA* as the key value driver**
  - Global rights wholly owned by Portola
- **Pipeline includes label expansion opportunities for ANDEXXA and one hematology oncology compound**

ANDEXXA / ONDEXXYA

- **First and only approved Factor Xa reversal agent in the US and Europe**
  - Orphan Drug & Breakthrough Therapy designation in US
- **Applicable to various major and life-threatening bleeds including gastrointestinal and intracranial hemorrhage**
  - Bleeding rates associated with high mortality
- **Strong patent & regulatory exclusivity through 2030 (US) & 2028 (EU)**
  - Potential to extend to 2032 and 2033
- **Significant upside potential**
  - Only 3% penetration in eligible patient population; potential substantial label/patient type extension

Delivers a Transformative Medicine to Patients in Need and Diversifies Alexion's Portfolio

*ONDEXXYA is ex-US brand name for ANDEXXA

CLEAR PATH TO ACCELERATING AND MAXIMIZING ANDEXXA GROWTH

- Transformative medicine for patients with devastating orphan conditions
- Building on Alexion's strong commercial and operational foundation
- Strong overlap with critical care infrastructure and Hematology / Neurology expertise
- Leveraging Alexion's access and health economics capabilities

Provides diversified revenue and anticipated sustainable long-term growth

Financials & Value Proposition

Aradhana Sarin, M.D.
Chief Financial Officer

ACQUISITION TERMS & VALUE CREATION OPPORTUNITY

Opportunity to Drive Enhanced and Diversified Value


Value
Time
ALEXION
+
Andexxa
Maximizing Value Opportunity Through:
• Global Commercialization Expertise
• Critical Care Synergies
• Growing Factor Xa Inhibitor Market
• Label Expansion

Deal Terms

Initial consideration of ~$1,440M or $18/share

Also acquiring ~$215M* net cash on Portola's balance sheet

Subject to the tender of a majority of shares of Portola common stock, approval from relevant regulatory agencies and other customary closing conditions

Leveraging Alexion Capabilities To Maximize Potential Of Under-Appreciated Asset

*Net cash as of December 31st, 2019; Actual amount will be determined as of the transaction close

ADDRESSING KEY NEED IN GROWING FACTOR XA INHIBITOR MARKET


US & Europe Factor Xa Inhibitor Market*
(in Millions of Patients)
12.5% 10 year CAGR
8.0
10.4
13.1
16.4
17.7
19.1
20.6
22.3
24.0
26.0
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Factor Xa Inhibitors Are the Standard of Care in Patients Requiring Anti-Coagulation

Est. 26M Patients by 2025 US & Europe

Approximately 3-5% Of Factor Xa Inhibitor Patients Experience Serious Bleeds**

ANDEXXA addresses this unmet need by reversing Xa inhibitors' anti-coagulation in minutes

ANDEXXA / ONDEXXYA Is Sole Approved Therapy

Well-positioned to be established global standard of care for Factor Xa patients experiencing major bleeds

*Japan currently not included in above; ~2.5M Factor Xa inhibitor patients today. **Medical and pharmacy claims data

OPPORTUNITIES FOR EXPANSION IN BOTH FACTOR XA INHIBITOR MARKET AND ANDEXXA LABEL


Current Opportunity
~325K Patients
(2018-2020)
US
Europe Wave 1
Geographic and Label Expansion
~250K Patients
(2021-2024)
Rest of Europe
US Label
edoxaban
enoxaparin
US Label
Urgent Surgery
Japan
Market Expansion
~100K Patients
(2024+)
US Generic Factor Xa Inhibitors
Eligible Patients with Factor Xa Related Bleeds

Expanding Addressable Population Beyond Current Market Drives Incremental Value

HIGHLY COMPLEMENTARY CRITICAL CARE BUSINESS

ALEXION

Critical Care

2020

SOLIRIS (eculizumab)	• aHUS • NMOSD
ULTOMIRIS (ravulizumab-cwvz)	• aHUS
Andexxa	• Reversal of Factor Xa Inhibitors

2023+

SOLIRIS (eculizumab)	• aHUS • NMOSD
ULTOMIRIS (ravulizumab-cwvz)	• aHUS • NMOSD • CM-TMA • HSCT-TMA • COVID-19*
Andexxa	• Geographic Expansion: EU & Japan • Label Expansion: Other Factor Xa Inhibitors and Urgent Surgery

Chronic

2020

- SOLIRIS (eculizumab): gMG, NMOSD
- ULTOMIRIS (ravulizumab-cwvz): PNH, aHUS
- Strensiq (asfotase alfa) for injection: HPP
- Kanuma (sebelipase alfa) intravenous infusion: LAL-D

2023+

- SOLIRIS (eculizumab) / ULTOMIRIS (ravulizumab-cwvz): PNH / aHUS/ gMG / NMOSD, ALS
- Strensiq (asfotase alfa) for injection: HPP
- Kanuma (sebelipase alfa) intravenous infusion: LAL-D
- **ALXN1840** Wilson Disease
- **AG10 Japan Only** ATTR-CM
- **CAEL-101** AL Amyloidosis

Leveraging Existing Presence In Hospital Setting To Enhance A Growing Critical Care Business

* Adults with COVID-19 who are hospitalized with severe pneumonia or acute respiratory distress syndrome (ARDS)

ALEXION

Commercial Strategy

Brian Goff
Chief Commercial and Global Operations Officer

ADDRESSING A SIGNIFICANT NEED TO REVERSE LIFE-THREATENING BLEEDS

~17.7M

Patients on Factor Xa Inhibitors Expected in 2020[1]

Xarelto rivaroxaban — *Bayer / Janssen*

ELIQUIS apixaban — *BMS / Pfizer*

Savaysa edoxaban tablets — *Daiichi Sankyo*

~700,000

Patients Experience a Major Bleed[2]

Common Bleed Types

(% of patients on Factor Xa inhibitors)

GI: ~3%
ICH: <0.5%
Other: ~2%

Factor Xa Inhibitors help to reduce risk of blood clots in common conditions such as:

- Non-vascular atrial fibrillation; reduced risk of associated stroke
- Pulmonary Embolism
- Deep Vein Thrombosis

Representative, not exhaustive of need for Factor Xa inhibitors

3-5% of Factor Xa patients will present in the hospital with a major and life-threatening bleed per year[2]

Untreated, patients face extreme consequences that can include death

- **>40%** Intracranial Hemorrhage (ICH) 30-day mortality rate[3]
- **~3-12%** Gastrointestinal (GI) bleeding 30-day mortality rate[4,5]

[1]US and Europe 2020 Factor Xa Patients; [2]Patients on Factor Xa inhibitors experiencing a major bleed and each type of bleed sourced from clinical and medical/pharmacy claims data (based on US data); [3]NCBI; [4]NCBI; [5]CGHI Journal

ANDEXXA / ONDEXXYA FIRST APPROVED THERAPY FOR FACTOR XA INHIBITOR MAJOR BLEED REVERSAL

FDA Granted Conditional Approval May 2018

Full commercial launch Jan 2019

EMA Granted Conditional Approval April 2019

Phased Europe Wave 1 launch started Aug 2019

Germany, Austria, UK, Netherlands, Sweden, Denmark, Finland



First and only specific reversal agent for apixaban- or rivaroxaban- treated patients with life-threatening or uncontrolled bleeding

- **Rapid reversal** of anti-FXa activity within 2 minutes[1]
- **92% reduction in anti-FXa activity** in rivaroxaban and apixaban patients respectively[2]
- **Safe and tolerable** profile with no serious adverse events or development of antibodies to Factor X or Factor Xa[2]
- Use of ANDEXXA / ONDEXXYA built into **19 guidelines of medical societies** in North America and Europe

Positive early data and endorsement with meaningful impact on a devastating condition

[1]Healthy volunteer study; [2]Annexa-4 Ph3 program conducted @ 63 centers across NAM and EU (n=254 efficacy population / n=352 safety population)

Near complete overlap

between Alexion's aHUS & NMOSD critical care call points and ANDEXXA's targets



2,100
Target Accounts
+1,200
Additional Targets

Alexion targets could increase potential access points by ~60%[2]

Andexxa

ALEXION

In 2019

>640 hospitals ordered[1]

>4,000 patients treated[1]

Expanding on Alexion's demonstrated success in the critical care setting[2]

- **90%** of aHUS initiations on SOLIRIS/ULTOMIRIS occur in hospital setting
- Growing relationships with neuros who initiate NMOSD patients in hospitals
- **>80%** formulary access achieved for ULTOMIRIS aHUS within 6 months

[1]ANDEXXA 2019 usage figures sourced from Portola's 2020 JPM Conference Presentation; [2]Alexion Internal Estimates

ANDEXXA EARLY IN LIFE CYCLE WITH POTENTIAL TO ACCELERATE LAUNCH

Early Challenges

Narrow Access

- Low NTAP utilization
- Low consignment usage
- Lack of familiarity and experience with ANDEXXA
- Narrow hospital targeting

Limited supply

Recent Wins Strengthen Launch Platform

Key Data Generation Emerging

- Recent medical society endorsement (ACEP, ACC, AHA)
- Clinical and health economics data presented at ACC
    - Mortality data vs. current SoC
    - Multi-hospital analysis of mortality and length of stay

Access & Reimbursement

- NTAP increased 50% to 65%
- J-Code for out-patient use

Manufacturing Improvements (Gen 1 to Gen 2)

- Commercial scale supply, longer shelf-life, improved COGS

Alexion Pull Through


Mobilize High Potential Institutions
Create System Level Access
Create HCP Pull Thru at Point of Care

May 2018 FDA Conditional Approval

Jan 2019 Gen 2 Supply Launch

Feb 2019 ANNEXA-4 Data Published

Apr 2019 EMA Conditional Approval

Aug 2019 Wave 1 European Launch

Oct 2019 NTAP Increased

Nov 2019 ACEP Guidelines Issued

Mar 2020 ACC Conference

Jul 2020 US J-Code Effective for Use

Promising opportunities to continue strengthening ANDEXXA's profile

ACC: American College of Cardiology, ACEP: American College of Emergency Physicians, AHA: American Heart Association

ALEXION WELL-POSITIONED TO MAXIMIZE VALUE AND UNLOCK GROWTH


Mobilize High Potential Institutions
Create System Level Access
Create HCP Pull Thru at Point of Care

Remove roadblocks in order to expand use

- Clear health economic value proposition
- Aligned account stakeholders
- Contracting, access, and protocol/EMR integration

Reinforce clinical message to accelerate growth

- Hospital wide patient pull through
- Community driven referrals

Drive depth in largest accounts

- Clear clinical value proposition
- KOL champions

WILL TAKE TIME TO BUILD ON ANDEXXA FOUNDATION AND SECURE NEW HOSPITAL ACCOUNTS

ALEXION



Expand Foundation

- ✓ Utilize existing champions
- ✓ Develop new champions
- ✓ Demonstrate medical need
- ✓ Establish/convey value message
- ✓ Educate on NTAP & J-Code
- ✓ Utilize existing HEOR material
- ✓ Non-formulary placement

~3 months

Enable Access

- ✓ Subcommittee endorsement
- ✓ P&T Review Process
- ✓ Consignment Sale Availability
- ✓ IDN/GPO Contracting
- ✓ Hospital Contracting
- ✓ Clinical Support

~6 months

Secure Approval

- ✓ P&T Post Approval
  EMR Build Protocol
- ✓ Drug Utilization Review Preparedness
- ✓ Clinical Support
- ✓ Consignment Placement
- ✓ Consignment Distribution

~9 months

Pull Through

12 months and beyond

Illustrative in a single hospital account; timelines not exact

ALEXION EQUIPPED TO MAXIMIZE ANDEXXA EVEN IN A COVID-19 WORLD

Key Drivers of Sales Turnaround Can Be Activated Virtually

- Bleed treatment protocol revisions
- P&T review / formulary inclusion
- GPO / IDN contracting
- NTAP (in-patient) and J-Code (out-patient) utilization to drive usage viability
- Expansion of consignment-based inventory to preserve hospital cash flow

Key to Success is Access to Providers in a Virtual Setting

- Established relationships with key ANDEXXA specialties already for aHUS and NMOSD
- Right non-clinical relationships and infrastructure in place to drive impact

ALEXION

Closing Remarks

Ludwig Hantson, Ph.D.
Chief Executive Officer

CLEAR PATH TO ACCELERATING AND MAXIMIZING ANDEXXA GROWTH

- **Transformative medicine for patients with devastating orphan conditions**
- **Building on Alexion's strong commercial and operational foundation**
- **Strong overlap with critical care infrastructure and Hematology / Neurology expertise**
- **Leveraging Alexion's access and health economics capabilities**

Provides diversified revenue and potential sustainable long-term growth

ALIGNED WITH OUR STRATEGY TO DELIVER LONG-TERM GROWTH

LEAD → EXPAND → DIVERSIFY

- **Strong Value Creation Opportunity**
  Leverages Alexion's existing infrastructure & with the goal of delivering near and long-term value
- **Build and Diversify**
  Broadens Alexion's commercial portfolio, while leveraging commercial expertise
- **Disciplined Business Development**
  Maintains Alexion's financial flexibility to continue focus on disciplined capital allocation strategy

Q&A

RECENTLY PRESENTED HEALTH ECONOMICS DATA STRENGTHENS ANDEXXA ECONOMIC VALUE PROPOSITION

ALEXION

Comparison of ANDEXXA to 4F-PCC demonstrated lower 30-day mortality with use of ANDEXXA in patients with Factor Xa inhibitor-related bleeding across multiple bleed types

ANDEXXA showed relative risk reduction of 57% in 30-day mortality vs. SoC


-57%
34%
15%
ANDEXXA
4F-PCC

- **In subgroup of patients with ICH:** ANDEXXA showed relative risk reduction of 69% (15% vs. 49%)

ANDEXXA delivered a 60% relative risk reduction of in-hospital mortality vs. SoC


In-Hospital Mortality
-60%
10%
4%
ANDEXXA
4F-PCC


Length of Stay (Days)
-40%
5
3
ANDEXXA
4F-PCC

- **In subgroup of patients with ICH:** ANDEXXA showed relative risk reduction of 64% (9% vs. 25%)

Source: Data presented at American College of Cardiology's Annual Scientific Session (March 2020) pulled from multiple data sets; 1) Case-matched data from ANNEXA-4 study (n = 322) and ORANGE, a three-year prospective registry of patients admitted to UK hospitals with major bleeding who received 4F-PCC (n=88) 2) Real-world study of electronic medical records from 45 U.S. hospitals used to identify patients admitted for bleeding related to Factor Xa inhibitors (1,075 bleeds) and managed with either ANDEXXA (n = 342) or 4F-PCC (n = 733)

RECENTLY PRESENTED HEALTH ECONOMICS DATA STRENGTHENS ANDEXXA ECONOMIC VALUE PROPOSITION

ALEXION

RARE INSPIRATION. CHANGING LIVES.

ANDEXXA is cost-reducing relative to 4F-PCC


$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$29,537
$6,368
$29,539
$2,128
-$18,281
$49,291
$5,407
$54,698
Drug
Intubation
ICU
Surgery
NTAP
ANDEXXA Total
Diff
4F-PCC Total

Source: Data presented at Emergencies in Medicine Meeting March 2020, based on data from Brigham & Women's Hospital, Boston, MA

NEW TECHNOLOGY ADD-ON PAYMENT (NTAP)

- NTAP provides additional payment to hospitals above the standard Medicare DRG (Diagnosis-Related Group) payment amount during the three years that it takes for DRG calculations to incorporate the new technology, thus alleviating some of the financial impact and removing the disincentive against a hospital's use of the new technology
- Initial NTAP coverage was 50%; increased to 65% in October 2019